EXHIBIT (I)

                               CONSENT OF COUNSEL

                            Gabelli Value Fund, Inc.

We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 17 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-30139, Investment Company Act File No. 811-5848) of Gabelli Value Fund, Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                               /S/ WILLKIE FARR & GALLAGHER

                                                   Willkie Farr & Gallagher

April 29, 2002
New York, New York